Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
August 1, 2017
Kemper Corporation Reports Solid Second Quarter 2017 Results

◦	Increased earned premiums by $29 million in the quarter

◦	Improved Nonstandard personal automobile’s underlying combined ratio 16.0 percentage points

◦	Generated investment portfolio pre-tax equivalent annualized book yield of 5.2 percent in the quarter
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $36.6 million, or $0.71 per diluted share, for the second quarter of 2017, compared to net income of $4.0 million, or $0.08 per share, for the second quarter of 2016. Consolidated net operating income1 was $21.0 million, or $0.41 per diluted share, for the second quarter of 2017, compared to $4.6 million, or $0.09 per share, for the second quarter of 2016. Net operating results increased primarily from improved underlying performance in the Property & Casualty division, and lower catastrophe losses, partially offset by adverse prior year reserve development.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Consolidated Net Operating Income[1]	$21.0	$4.6	$17.1	$4.0
Income from Continuing Operations	36.6	4.1	36.2	1.9
Net Income	36.6	4.0	36.3	1.9

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(23.0)	$(33.0)	$(65.7)	$(58.4)

Diluted Net Income (Loss) Per Share From:
Consolidated Net Operating Income[1]	$0.41	$0.09	$0.34	$0.08
Continuing Operations	0.71	0.08	0.70	0.04
Net Income	0.71	0.08	0.70	0.04

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.44)	$(0.64)	$(1.27)	$(1.13)
“Overall, Kemper had a strong quarter driven by improved performance in our nonstandard auto business and stable Life & Health division results,” commented Joseph P. Lacher, Jr., Kemper’s President and Chief Executive Officer. “It’s encouraging to see the financial results of the actions we took last year to reposition the nonstandard auto business. While there is still work to do, we feel good about the position of the business and are looking to appropriately grow market share.
“Similar to the industry, tornado and hail catastrophe losses drove results in our preferred lines business, particularly homeowners. Despite experiencing elevated catastrophe losses in the first and second quarters of 2016 and 2017, we remain comfortable with our long-term pricing expectations. In preferred auto, results continued to be pressured from higher loss cost trends, but we are starting to earn the rate increases we implemented earlier.
“Once again, our Life & Health division performed well. Net income increased, primarily from higher net investment income, and earned premiums grew modestly,” concluded Lacher.

1 Consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
On May 15, 2017, Kemper’s $360 million 6.00 percent senior notes matured. On June 12, 2017, Kemper issued an additional $200 million of its 2025 Senior Notes. The net proceeds of the additional issuance were $200.2 million, net of discount and transaction costs. In anticipation of the debt maturity, and for risk management purposes, in the fourth quarter of 2016, Kemper entered into a derivative transaction to hedge the interest rate portion of the new issuance. Including the derivative transaction, the effective yield of the additional issuance of notes is 4.42 percent.
During the second quarter of 2017, Kemper paid dividends of $12.4 million, bringing total dividends paid in the first half of the year to $24.7 million.
Kemper ended the quarter with a book value per share of $39.64, up three percent from $38.52 at the end of 2016, driven by the impact of lower yields on our fixed maturity portfolio and net income. Book value per share excluding net unrealized gains on fixed maturities was $35.13, up slightly from $35.00 at the end of 2016.
Revenues
Total revenues for the second quarter of 2017 increased $57.2 million, or nine percent, to $684.4 million, driven by $28.6 million higher nonstandard personal auto earned premiums and net realized investment gains. Net realized investment gains were $23.8 million in the second quarter of 2017, compared to net realized investment losses of $0.8 million last year.
Net investment income increased $3.4 million to $77.1 million in the second quarter of 2017, primarily from $2.3 million higher net investment income on the alternative investments portfolio. Excluding alternative investments, net investment income increased $1.1 million as the higher investment base more than offset a slightly lower rate.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.2 percent for the second quarter of 2017, compared to 5.0 percent in 2016.
Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) underlying loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Segment Net Operating Income (Loss):
Property & Casualty Insurance	$4.9	$(8.9)	$(17.2)	$(22.0)
Life & Health Insurance	20.5	16.4	42.0	36.7
Total Segment Net Operating Income	25.4	7.5	24.8	14.7
Corporate and Other Net Operating Loss	(4.4)	(2.9)	(7.7)	(10.7)
Consolidated Net Operating Income	21.0	4.6	17.1	4.0
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	17.2	3.7	24.0	8.1
Net Impairment Losses Recognized in Earnings	(1.6)	(4.2)	(4.9)	(10.2)
Income from Continuing Operations	$36.6	$4.1	$36.2	$1.9

The Property & Casualty Insurance segment reported net operating income of $4.9 million in the second quarter of 2017, compared to a loss of $8.9 million in 2016. Results increased primarily from improved underlying performance and lower catastrophe losses, partially offset by the adverse impact of prior year reserve development. Catastrophe losses were $22.4 million and adverse prior year development was $4.9 million in the second quarter of 2017, compared to $31.9 million of catastrophe losses and $12.2 million of favorable prior year development last year.
The Property & Casualty Insurance segment’s underlying combined ratio improved 7.5 percentage points to 94.2 percent in the second quarter of 2017. The underlying loss ratio improved 4.8 percentage points, primarily from improvement in the nonstandard personal auto line, partially offset by higher underlying loss ratios in preferred lines. The nonstandard personal auto underlying loss ratio improved 12.5 percentage points to 78.7 percent in the quarter, as average earned premium outpaced loss cost trends. The underlying loss ratio for homeowners increased 3.1 percentage points to 48.7 percent, primarily related to non-catastrophe weather related losses. Preferred personal auto’s underlying loss ratio increased 1.5 percentage points to 72.8 percent driven by higher severity on most coverages, partially offset by lower frequency and higher average earned premium.
The Property & Casualty Insurance segment’s expense ratio improved 2.7 percentage points primarily from Alliance United’s lower expense ratio, cost initiatives and a greater premium base.
The Life & Health Insurance segment reported net operating income of $20.5 million for the second quarter of 2017, compared to $16.4 million in 2016, primarily from higher net investment income.
Corporate and Other net operating loss increased $1.5 million, compared to the second quarter of 2016, driven by lower net investment income.

Unaudited condensed consolidated statements of income for the three and six months ended June 30, 2017 and 2016 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts)	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Revenues:
Earned Premiums	$582.5	$553.7	$1,145.9	$1,099.7
Net Investment Income	77.1	73.7	158.7	140.7
Other Income	1.0	0.6	1.9	1.4
Net Realized Gains on Sales of Investments	26.4	5.6	36.9	12.4
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(2.6)	(6.4)	(7.8)	(16.0)
Portion of Losses Recognized in Other Comprehensive Income	—	—	0.2	0.3
Net Impairment Losses Recognized in Earnings	(2.6)	(6.4)	(7.6)	(15.7)
Total Revenues	684.4	627.2	1,335.8	1,238.5
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	447.4	436.1	924.8	872.3
Insurance Expenses	163.5	167.8	321.5	327.1
Interest and Other Expenses	21.4	20.7	40.9	43.0
Total Expenses	632.3	624.6	1,287.2	1,242.4
Income (Loss) from Continuing Operations before Income Taxes	52.1	2.6	48.6	(3.9)
Income Tax Benefit (Expense)	(15.5)	1.5	(12.4)	5.8
Income from Continuing Operations	36.6	4.1	36.2	1.9
Income (Loss) from Discontinued Operations	—	(0.1)	0.1	—
Net Income	$36.6	$4.0	$36.3	$1.9

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.71	$0.08	$0.70	$0.04
Diluted	$0.71	$0.08	$0.70	$0.04

Net Income Per Unrestricted Share:
Basic	$0.71	$0.08	$0.71	$0.04
Diluted	$0.71	$0.08	$0.70	$0.04

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	51,286.2	51,107.7	51,279.6	51,149.6
Unrestricted Shares and Equivalent Shares - Diluted	51,411.1	51,119.0	51,437.2	51,159.2

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.48	$0.48

Unaudited business segment revenues for the three and six months ended June 30, 2017 and 2016 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
REVENUES:
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$339.1	$310.3	$659.8	$613.6
Homeowners	66.6	67.6	132.9	135.7
Other Personal	10.8	11.3	21.5	22.6
Total Personal	416.5	389.2	814.2	771.9
Commercial Automobile	12.7	13.4	25.4	26.9
Total Earned Premiums	429.2	402.6	839.6	798.8
Net Investment Income	20.6	19.7	44.7	31.6
Other Income	0.3	0.1	0.5	0.3
Total Property & Casualty Insurance	450.1	422.4	884.8	830.7
Life & Health Insurance:
Earned Premiums:
Life	95.4	95.5	191.1	189.9
Accident and Health	39.5	36.7	78.6	73.6
Property	18.4	18.9	36.6	37.4
Total Earned Premiums	153.3	151.1	306.3	300.9
Net Investment Income	54.9	50.1	107.9	105.1
Other Income	0.6	0.6	1.2	1.2
Total Life & Health Insurance	208.8	201.8	415.4	407.2
Total Segment Revenues	658.9	624.2	1,300.2	1,237.9
Net Realized Gains on Sales of Investments	26.4	5.6	36.9	12.4
Net Impairment Losses Recognized in Earnings	(2.6)	(6.4)	(7.6)	(15.7)
Other	1.7	3.8	6.3	3.9
Total Revenues	$684.4	$627.2	$1,335.8	$1,238.5

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Jun 30, 2017	Dec 31, 2016
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$5,263.9	$5,124.9
Equity Securities at Fair Value	500.0	481.7
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	152.8	175.9
Fair Value Option Investments	77.0	111.4
Short-term Investments at Cost which Approximates Fair Value	129.9	273.7
Other Investments	430.0	439.9
Total Investments	6,553.6	6,607.5
Cash	160.9	115.7
Receivables from Policyholders	353.7	336.5
Other Receivables	190.1	198.6
Deferred Policy Acquisition Costs	348.5	332.0
Goodwill	323.0	323.0
Current Income Tax Assets	7.4	15.5
Deferred Income Tax Assets	5.4	25.8
Other Assets	268.8	255.9
Total Assets	$8,211.4	$8,210.5
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,499.7	$3,475.3
Property and Casualty	967.0	931.4
Total Insurance Reserves	4,466.7	4,406.7
Unearned Premiums	650.5	618.7
Liabilities for Unrecognized Tax Benefits	7.0	5.1
Long-term Debt, Current and Non-current, at Amortized Cost	592.1	751.6
Accrued Expenses and Other Liabilities	461.7	453.2
Total Liabilities	6,178.0	6,235.3
Shareholders’ Equity:
Common Stock	5.1	5.1
Paid-in Capital	666.9	660.3
Retained Earnings	1,184.8	1,172.8
Accumulated Other Comprehensive Income	176.6	137.0
Total Shareholders’ Equity	2,033.4	1,975.2
Total Liabilities and Shareholders’ Equity	$8,211.4	$8,210.5

Unaudited selected financial information for the Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Results of Operations
Net Premiums Written	$440.7	$404.7	$869.6	$808.1

Earned Premiums	$429.2	$402.6	$839.6	$798.8
Net Investment Income	20.6	19.7	44.7	31.6
Other Income	0.3	0.1	0.5	0.3
Total Revenues	450.1	422.4	884.8	830.7
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	308.8	309.2	611.4	606.6
Catastrophe Losses and LAE	34.5	49.1	98.4	86.6
Prior Years:
Non-catastrophe Losses and LAE	9.6	(9.1)	21.4	(4.4)
Catastrophe Losses and LAE	(2.0)	(9.6)	(3.2)	(12.3)
Total Incurred Losses and LAE	350.9	339.6	728.0	676.5
Insurance Expenses	95.0	100.0	189.8	194.2
Operating Income (Loss)	4.2	(17.2)	(33.0)	(40.0)
Income Tax Benefit	0.7	8.3	15.8	18.0
Segment Net Operating Income (Loss)	$4.9	$(8.9)	$(17.2)	$(22.0)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	72.1%	76.9%	72.9%	76.0%
Current Year Catastrophe Losses and LAE Ratio	8.0	12.2	11.7	10.8
Prior Years Non-catastrophe Losses and LAE Ratio	2.2	(2.3)	2.5	(0.6)
Prior Years Catastrophe Losses and LAE Ratio	(0.5)	(2.4)	(0.4)	(1.5)
Total Incurred Loss and LAE Ratio	81.8	84.4	86.7	84.7
Insurance Expense Ratio	22.1	24.8	22.6	24.3
Combined Ratio	103.9%	109.2%	109.3%	109.0%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	72.1%	76.9%	72.9%	76.0%
Insurance Expense Ratio	22.1	24.8	22.6	24.3
Underlying Combined Ratio	94.2%	101.7%	95.5%	100.3%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	94.2%	101.7%	95.5%	100.3%
Current Year Catastrophe Losses and LAE Ratio	8.0	12.2	11.7	10.8
Prior Years Non-catastrophe Losses and LAE Ratio	2.2	(2.3)	2.5	(0.6)
Prior Years Catastrophe Losses and LAE Ratio	(0.5)	(2.4)	(0.4)	(1.5)
Combined Ratio as Reported	103.9%	109.2%	109.3%	109.0%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Results of Operations
Earned Premiums	$153.3	$151.1	$306.3	$300.9
Net Investment Income	54.9	50.1	107.9	105.1
Other Income	0.6	0.6	1.2	1.2
Total Revenues	208.8	201.8	415.4	407.2
Policyholders’ Benefits and Incurred Losses and LAE	96.5	96.5	196.8	195.8
Insurance Expenses	81.1	80.0	154.8	155.1
Operating Profit	31.2	25.3	63.8	56.3
Income Tax Expense	(10.7)	(8.9)	(21.8)	(19.6)
Segment Net Operating Income	$20.5	$16.4	$42.0	$36.7
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income
Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from Income from Continuing Operations the after-tax impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments, 3) loss from early extinguishment of debt and 4) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income from Continuing Operations.
Kemper believes that Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three and six months ended June 30, 2017 and 2016 is presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Consolidated Net Operating Income	$21.0	$4.6	$17.1	$4.0
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	17.2	3.7	24.0	8.1
Net Impairment Losses Recognized in Earnings	(1.6)	(4.2)	(4.9)	(10.2)
Income from Continuing Operations	$36.6	$4.1	$36.2	$1.9
Diluted Consolidated Net Operating Income Per Unrestricted Share
Diluted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income(Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Consolidated Net Operating Income Per Unrestricted Share to Diluted Income from Continuing Operations Per Unrestricted Share for the three and six months ended June 30, 2017 and 2016 is presented below.

	Three Months Ended		Six Months Ended
(Unaudited)	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Diluted Consolidated Net Operating Income Per Unrestricted Share	$0.41	$0.09	$0.34	$0.08
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.33	0.07	0.46	0.16
Net Impairment Losses Recognized in Earnings	(0.03)	(0.08)	(0.10)	(0.20)
Diluted Income from Continuing Operations Per Unrestricted Share	$0.71	$0.08	$0.70	$0.04
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at June 30, 2017 and December 31, 2016 is presented below.

(Dollars in Millions) (Unaudited)	Jun 30, 2017	Dec 31, 2016
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,802.0	$1,794.6
Net Unrealized Gains on Fixed Maturities	231.4	180.6
Shareholders’ Equity	$2,033.4	$1,975.2
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its second quarter 2017 results in a conference call on Wednesday, August 2, at 4 p.m. Eastern Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the second quarter of 2017, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper's businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Are represented by more than 20,000 independent agents and brokers

•	Employ 5,750 associates dedicated to providing exceptional service

•	Are licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Todd Barton	312.661.4930 or investors@kemper.com